UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/27/2005

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-16335

DE	73-1599053
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of Principal Executive Offices, Including Zip Code)

(918) 574-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 2, 2005, Magellan Midstream Partners, L.P. (the "Partnership") reported on Form 8-K dated January 27, 2005, that on January 31, 2005, the board of directors of its general partner had approved certain changes to its Independent Director Compensation Program, a summary of which was filed therewith as Exhibit 10.1. The summary stated that the independent directors would receive restricted units that vest upon retirement or resignation from the board as part of their annual retainer. This statement was inaccurate. Instead, the independent directors receive common units as part of their annual retainer as reflected on Exhibit 10.1 filed herewith.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 - Summary of Independent Director Compensation Program - is being filed herewith and is incorporated by reference herein.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: February 03, 2005.	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary of the General Partner

Exhibit Index

Exhibit No.	Description
EX-10.1	Summary of Independent Director Compensation Program